SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                 News Release

INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
gkirkland@sgfc.com

                            For Immediate Release

           Southwest Georgia Financial Enters into Letter of Intent to Acquire Sylvester Banking Company

MOULTRIE, GEORGIA, November 24, 2003 -- Southwest Georgia Financial Corporation (AMEX: SGB), the parent company of Southwest Georgia Bank, a community bank serving Colquitt County, Georgia and surrounding regions, announced today that it and First Bank Holding Company, parent corporation of Sylvester Banking Company, have signed a letter of intent to merge 100% of the common shares of Sylvester Banking Company into Southwest Georgia Bank. The terms of the merger were not disclosed. Sylvester Banking Company, which has been in business since 1898, has about $45 million in assets. It is a one office, full service community bank that holds approximately 25% of the deposits of Worth County, Georgia.

The proposed transaction is subject to certain conditions which include the execution of a definitive agreement, federal and state regulatory approvals, registration of shares associated with the transaction, and approval by First Bank Holding Company shareholders. Assuming a definitive agreement is reached, the transaction is expected to close in the first quarter of 2004. Management does not expect the merger to be dilutive to earnings per share.

DeWitt Drew, President and CEO of Southwest Georgia Financial noted, "This proposed transaction is an important step for Southwest Georgia Financial as we expand our areas of influence where we can `keep community in the bank' in a larger geographic area. We will enhance the services provided in Sylvester, without losing the familiarity so important in a community bank. We believe the customers, the community and the employees of Sylvester will all benefit
as a result."   He went on to say, "Strategically, this acquisition enables us to execute our strategy to expand geographically beyond the borders of Colquitt County, yet not expanding beyond our reach, by moving into neighboring Worth County."

D. Neil Pierce, Chairman, President and CEO of Sylvester Banking Company said, "We are pleased to be part of Southwest Georgia Financial Corporation. We are comfortable with this combination because of our similar markets, cultures, and goals. In addition, we recognize that this transaction will broaden the service offerings to our customers. Our customers will have access to the latest in technology and still enjoy the best in personal service. We believe this combination will also be good for our shareholders, directors, and employees. Southwest Georgia Financial has the same caring culture that we do and fully recognizes the value of our employees in the service of our community."

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $240 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County and Thomas County,
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and automated teller machine (ATM) facilities conveniently located in the surrounding cities of Doerun, Newton, and Pavo, as well as the main office. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which has offices in Colquitt and Mitchell Counties. Its subsidiary, Empire Financial Services, Inc., provides mortgage banking services for primarily commercial properties.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the likelihood that the merger will occur, that the strategy will be effective, that benefits will accrue to the customer, community and employees of Sylvester, GA . Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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